U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2006

MAGIC COMMUNICATIONS , INC.

(Exact name of registrant as specified in charter)

Delaware	0-50090	13-3926203
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 West Main Street, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 345-0800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 24, 2006, Magic Communications, Inc. (the “Company”) entered into a memorandum of understanding with Wavescribe Corp., a Florida corporation in which Wavescribe Corp., will be merged with and into the Company. The Company and Wavescribe Corp. shall memorialize the terms and conditions of the memorandum of understanding in a definitive agreement.

The consideration to be paid by the Company includes:

•	Wavescribe Corp’s existing shareholders shall be entitled to receive (pro rata) eight million (8,000,000) shares of Magic Communications, Inc.

•	Wavescribe Corp’s existing shareholders shall be entitled to receive (pro rata) five year Warrants to purchase up to four million shares, such warrants vesting annually (pro rata), released based upon pre-determined benchmarks to be achieved by Magic Communications, Inc. and exercisable either at current market value of with a cashless exercise.

The memorandum of understanding is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibits	Description
99.1	Memorandum of understanding between Magic Communications, Inc. and Wavescribe Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 25, 2006

MAGIC COMMUNICATIONS, INC.

By:	/s/ Stephen D. Rogers
Name:	Stephen D. Rogers
Title:	Chief Executive Officer